Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report for Senstar Technologies Corporation (as successor to Senstar Technologies Ltd.) (“Senstar”, “the Company”, “we”, “us” or “our”), filed with the SEC pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2025 to December 31, 2025. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on Securities and Exchange Commission (the “SEC”) registrants whose manufactured or contracted to manufacture products contain, or likely contain, Conflict Minerals that are necessary for the functionality or production of those products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this assessment.

If a registrant cannot establish with complete certainty that the Conflict Minerals that are necessary for the manufacture or functionality of its products originated or likely originated from sources other than the Democratic Republic of the Congo or the adjoining countries (together referred to as “Covered Countries”), or that they originate from entirely recycled or scrap sources, the registrant must submit a specialized disclosure report under the Form SD that describes the steps that the registrant took to determine the origin or likely country of origin of the Conflict Minerals in its products.

If a registrant has reason to believe that the Conflict Minerals in its supply chain may have originated in Covered Countries, or if the registrant is unable to determine the likely country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report (a “CMR”) as an exhibit to its Form SD to the SEC that includes a description of those due diligence measures.

Our goal in designing and implementing our Conflict Minerals risk management strategy is not to eliminate sourcing from Covered Countries, but to encourage participation with the Responsible Minerals Initiative ("RMI") and other relevant independent third-party auditing bodies, where possible.

As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Company Overview

We are a leading international provider of comprehensive physical, video, and access control security products and solutions. We offer comprehensive solutions for critical sites, which leverage our broad portfolio of homegrown PIDS (Perimeter Intrusion Detection Systems), advanced VMS (Video Management Software) and SMS (Security Management Software) with native IVA (Intelligent Video Analytics) security solutions, as well as access control products and technologies.

Effective March 18, 2024, Senstar Technologies Ltd. redomiciled from the State of Israel to the Province of Ontario, Canada. Senstar Technologies Corporation is the successor company to Senstar Technologies Ltd. Accordingly, the historical financial statements of Senstar Technologies Ltd. for the periods prior to redomestication are considered to be the historical financial statements of the Company.

2.	Supply Chain and Product Overview

Based on our multi-decade industry experience and interaction with customers, we have developed a comprehensive set of solutions and products, optimized for perimeter, outdoor, and general security applications. Our broad portfolio of critical infrastructure protection and site protection technologies includes a variety of fence mounted sensors, buried and concealed detection systems, and sophisticated sensors for sub-surface intrusion such as to secure pipelines, as well as advanced video analytics software, security management software and video management systems. We have successfully installed customized solutions and products in more than 100 countries worldwide.

Our products often require the use of tin, tantalum and gold, or 3TG, as defined, which fall under the definition of Conflict Minerals, per the Rule.

Our supply chain is global and complex, and there are multiple tiers between our Company and the sources or mines of the Conflict Minerals that are necessary to the functionality or production of our products. Therefore, the Company or its suppliers purchase 3TG-related materials after processing by Smelters or Refiners (“SoRs”). Accordingly, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in our products.

3.	Reasonable Country of Origin Inquiry

In order to conduct a Reasonable Country of Origin Inquiry (“RCOI”) on the source or origin, or the likely country of origin, of Conflict Minerals that are necessary to the functionality or production of our products, we developed a risk-based approach that focuses on suppliers involved in manufacturing the relevant abovementioned products that contain or use the necessary Conflict Minerals. We identified 19 relevant suppliers that we concluded provide us with products and components that contain or may contain 3TG necessary to functionality or production of our products, and which accounted for 90% of all applicable materials purchased by Senstar in 2025.

Utilizing the Responsible Minerals Initiative's (“RMI”), standard Conflict Minerals Reporting Template (“CMRT”) of, at a minimum version 6.5, and the services of a third-party data management provider, we surveyed the relevant suppliers that supply us, or likely supply us, with products or product components that contain, or likely contain the necessary Conflict Minerals. As noted, we do not purchase the necessary Conflict Minerals directly from the facilities that process the 3TG, given our constitution as a downstream company, and therefore we purchase the 3TG from our direct suppliers, who also purchase these minerals from their own upstream suppliers, or the SoRs themselves. Additionally, we sent letters to our relevant suppliers, informing them of the Rule and the Company's Conflict Minerals Policy. We reviewed the responses and followed up on what we perceived as inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information or did not provide adequate responses per information compared against Third Party Audit bodies’, such as the RMI’s, lists of conformant and active SoRs. We received responses from 100% of the suppliers we approached.

The majority of suppliers from which we requested information indicated in their response that the information provided was at a company level (79%). Based on those responses, some of the suppliers and manufacturers were unable to accurately report the SoRs that were part of their supply chain and that were applicable to the components or products that were sold to us in 2025.

Based on information obtained in the RCOI, and considering the complexities of our supply chain, we do not have sufficient information from our suppliers to determine the country of origin, or likely country of origin, of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in Covered Countries and are not from recycled or scrap sources.

In accordance with the Rule, Senstar undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its products during 2025. There is significant overlap between the RCOI efforts and the due diligence measures employed.

4.	Design of Our Due Diligence

Based on the findings of our RCOI, we designed our 3TG mineral supply chain due-diligence process in reference to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance (2016) for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and its related Supplements for 3TG.

Senstar has processes in place for the purpose of exercising due diligence on its supply chain. The design of the due diligence processes conform with the OECD Guidance as it relates to downstream purchasers of products and components. The due diligence processes are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

5.	Due Diligence Performance

Step 1 - Establish strong company management systems:

-	Our Conflict Minerals Policy is publicly available on our website at the following link: https://senstar.com/about-senstar/corporate-governance/

-	We have a team of individuals from various functions (Operations and Finance) within the organization to continually support the process of supply chain due diligence. The team meets, as needed, to assess identified risks and determine follow up actions.

-	Senstar maintains a system of controls and transparency over the 3TG mineral supply chain through use of the RMI's CMRT reporting template of, at a minimum, version 6.5 Due to the large size and global spread of our supply chain, we have also contracted a service provider to enhance the supplier data collection process and to help minimize sourcing risks.

-	We maintain records relating to our Conflict Minerals program for a period of at least 5 years.

We enable employees, suppliers and other stakeholders to report any concerns relating to our Conflict Minerals program through our grievance mechanism. Contact details for concerns or questions are provided in our Conflict Mineral Policy that is publicly available at our website under the heading “Corporate Governance” and at the following link: https://senstar.com/about-senstar/corporate-governance/.

Step 2 - Identify and assess risk in the supply chain:

-	We mapped and evaluated our family of products. Senstar mapped the relevant agents and suppliers, as well as the manufacturers that sell to these agents and suppliers in order to identify relevant suppliers for the supply chain inquiry.

-	We surveyed our suppliers using, at a minimum, version 6.5 of the CMRT (as detailed above in "Reasonable Country of Origin" section). We compared the SoRs identified by our suppliers against the lists of facilities that have received a conformant or active designation by the RMI's Responsible Minerals Assurance Process (“RMAP”) smelter or refiner validation program or other independent third-party audit programs. We contacted suppliers that did not respond or provided inadequate responses.

-	Due to our size, the breadth and complexity of our products and the constant evolution of our supply chain, it is difficult to identify the relevant SoRs in our supply chain. We do not purchase Conflict Minerals directly from mines or the SoRs, and there are many tiers in the supply chain between us and the original source of the Conflict Minerals. As a result, we rely on our direct suppliers and manufacturers to provide information regarding the origin of any Conflict Minerals. This challenge brings us to engage a service provider to assist in certain aspects of the process.

Step 3 - Design and implementation of a strategy to respond to identified risks:

-	We reviewed the survey responses, assessed the risks identified and implemented a strategy to respond to those risks.

o	We followed up on inconsistent, incomplete, or inaccurate responses, as well as sent reminders to certain suppliers who did not respond to our requests for information.

o	Relevant senior management was briefed about our due diligence efforts, risk analysis results and mitigation efforts.

o	Our team, led by our CFO, assessed identified risks and determined follow up actions.

o	Some suppliers that source from uncertified SoRs or from uncertified SoRs from Covered Countries, according to Third Party Audit bodies, such as the RMAP, were contacted and were asked to submit more information about their sourcing practices, including a corrective action plan.

-	Supply chain due diligence is a dynamic process and requires on-going risk monitoring. To ensure the effectiveness of risk management, after implementation of our strategy, we review and address the identified risks.

Step 4 - Carry Out Independent Third-Party Audit of SoRs’ Due Diligence Practices:

Senstar, as a downstream company does not have a direct relationship with 3TG SoRs and is significantly removed from the SoRs that process the Conflict Minerals. As such, we do not perform direct audits of SoRs in our supply chain, but rather rely on due diligence performed by organizations such as the RMI and compare SoR data received with the RMI's Standard Smelter List of SoRs conformant or active in the RMAP program.

Step 5 - Report Annually on Supply Chain Due Diligence:

We currently, subject to SEC guidelines, report annually on our supply chain due diligence through Form SD. Our reports on Form SD are publicly available at: https://senstar.com/about-senstar/corporate-governance/ .

6.	Results for the 2025 Calendar Year

Based on the results of our due diligence thus far, we believe it is likely that years of engagement and communication of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as ours, may be considered accurate and complete.

In addition, the following factors materially affect the results of our assessment:

•	We are dependent on information received from our direct suppliers to conduct our good faith RCOI process;
• •

We do not have a direct relationship with 3TG SoRs, nor do we perform direct audits of the other entities in our supply chain;

We have a varied supplier base with differing levels of resources and sophistication, and many of our suppliers are not themselves subject to the Rule;

•	The information our suppliers provide us with is often incomplete and requires significant follow-up;

•	Many suppliers provided responses at a company or divisional level, and not at a product level specific to the materials and components we use in the subject products;

•	Certain suppliers were unable or unwilling to specify the SoRs used for materials and components supplied to us;

• •

Our ability to influence cooperation from certain suppliers was limited as we were multiple tiers away from the SoRs in the supply chain; and

The information gathered from our suppliers is not obtained on a continuous, real-time basis.

We conducted a supply-chain survey of 19 of our direct suppliers that we identified may contribute necessary Conflict Minerals to our products. The overall response rate to this survey was 100%.

Based on the responses that we received, most of our suppliers delivered a company level declaration, as shown below:

Company level	79%
User-defined	5%
Products list	16%

As such, Senstar was unable to identify the country of origin of the Conflict Minerals used in the Company’s products in 2025.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the Conflict Minerals in our products may include the SoRs listed in Exhibit A below. Based on our due diligence efforts, we do not have sufficient information to determine the countries of origin, or likely countries of origin, of the Conflict Minerals in our products or whether the Conflict Minerals in our products are from entirely recycled or scrap sources, see Exhibit B below. Pursuant to the Rule, this report is not subject to an independent private sector audit.

7.	Conclusion

Due to the breadth and scope of our product categories, the resulting complexity of our supply chain, and the human and financial resources available to us, we acknowledge that the process of successfully tracing all of the Conflict Minerals used in our manufactured or contracted to manufacture products to their country of origin will take additional time and resources. Moving forward, subject to the legal requirements and any changes to the Rule, we will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses.

Failure to obtain reliable information from any level of our supply chain could materially impact our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any. The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including future guidelines by the SEC, and the inability or unwillingness of participants in our supply chain to provide complete and accurate information requested, may affect our future determinations under the Rule.

8.	Continuous Improvement Efforts to Mitigate Risk

Subject to requirements pursuant to the Rule, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with international regulations. As we continue to implement our due diligence program, we intend to take measures to continue to mitigate any possible risk that the necessary Conflict Minerals in our products could directly or indirectly fund or benefit armed groups in the DRC or Covered Countries.

Cautionary Statement about Forward-Looking Statements

Statements in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our Conflict Minerals program, our ability to identify and mitigate related risks in our supply chain, our ability to constructively work with our suppliers to achieve compliance, our ability to obtain complete and accurate information from our suppliers, our ability to improve the efficiency and effectiveness of our due diligence measures, our ability to identify and constructively engage with SORs in our supply chain, changes in our supply chain, changes to the parts or materials used by or supplied to us, changes in SORs, changes in country of origin information of the necessary Conflict Minerals received from our suppliers, and changes in the Rule and other political and regulatory developments relating to the sourcing of Conflict Minerals, whether in the Covered Countries or elsewhere. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of risk factors, see our other filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2025. We caution that undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by federal securities laws.

Exhibit A

List of identified certified SoRs

Metal	Smelter or Refiner (SoR) Name	Smelter or Refiner (SoR) Country
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	WEEEREFINING	FRANCE
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	MD Overseas	INDIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	K.A. Rasmussen	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Kundan Care Products Ltd.	INDIA

Gold	Augmont Enterprises Private Limited	INDIAE
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Sovereign Metals	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Gold Coast Refinery	GHANA
Gold	African Gold Refinery	UGANDA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Safimet S.p.A	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	JALAN & Company	INDIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
Gold	Bangalore Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Italpreziosi	ITALY
Gold	8853 S.p.A.	ITALY

Gold	L'Orfebre S.A.	ANDORRA
Gold	SAAMP	FRANCE
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Marsam Metals	BRAZIL
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	T.C.A S.p.A	ITALY
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Safina a.s.	CZECHIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Shandong gold smelting Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	MKS PAMP SA	SWITZERLAND
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES OF AMERICA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kazzinc	KAZAKHSTAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Japan Mint	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Chimet S.p.A.	ITALY
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Caridad	MEXICO
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Boliden Ronnskar	SWEDEN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aurubis AG	GERMANY
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	5D Production OU	ESTONIA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Co., Ltd.	THAILAND

Tantalum	KEMET de Mexico	MEXICO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	PT Arsed Indonesia	INDONESIA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Woodcross Smelting Company Limited	UGANDA

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	Aurubis Berango	SPAIN
Tin	Aurubis Beerse	BELGIUM
Tin	Super Ligas	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Thaisarco	THAILAND
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Minsur	PERU
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Dowa	JAPAN
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	A.L.M.T. Corp.	JAPAN

*1 Gold smelter (African Gold Refinery, CID003185, Uganda) has been identified in our supply chain, that is included in OFAC (U.S. Department of the Treasury, Office of Foreign Assets Control) sanctioned entities lists. Senstar has no direct business with the refinery. Through our due diligence examination, we identified our direct suppliers who reported utilizing this smelter in their supply chain. We are in communication with the direct suppliers who listed this refinery to confirm if the refinery actually exists in our supply chain.

Exhibit B

Countries of Origin of the Conflict Minerals

Based on Senstar's Conflict Minerals due diligence efforts, the SoRs listed above may process Conflict Minerals in one or more of the following countries of origin:

Gold	Tantalum	Tin	Tungsten
ANDORRA	BRAZIL	AUSTRALIA	AUSTRIA
AUSTRALIA	CHINA	BELGIUM	BRAZIL
AUSTRIA	ESTONIA	BOLIVIA (PLURINATIONAL STATE OF)	CHINA
BELGIUM	GERMANY	BRAZIL	CZECHIA
BRAZIL	INDIA	CHINA	GERMANY
CANADA	JAPAN	CONGO, DEMOCRATIC REPUBLIC OF THE	JAPAN
CHILE	KAZAKHSTAN	INDIA	KOREA, REPUBLIC OF
CHINA	MEXICO	INDONESIA	PHILIPPINES
COLOMBIA	RUSSIAN FEDERATION	JAPAN	RUSSIAN FEDERATION
CZECHIA	RWANDA	MALAYSIA	TAIWAN, PROVINCE OF CHINA
FRANCE	THAILAND	PERU	UNITED STATES OF AMERICA
GERMANY	UNITED STATES OF AMERICA	PHILIPPINES	VIET NAM
GHANA		POLAND
INDIA		RUSSIAN FEDERATION
INDONESIA		RWANDA
ITALY		SPAIN
JAPAN		TAIWAN, PROVINCE OF CHINA
KAZAKHSTAN		THAILAND
KOREA, REPUBLIC OF		UGANDA
KYRGYZSTAN		UNITED STATES OF AMERICA
LITHUANIA		VIET NAM
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
NORWAY
PERU

PHILIPPINES
POLAND
PORTUGAL
RUSSIAN FEDERATION
RWANDA
SINGAPORE
SOUTH AFRICA
SPAIN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
TANZANIA, UNITED REPUBLIC OF
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZIMBABWE